                                                                    Exhibit 99.1

                           SIXTH AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 10, 2002 (this "AGREEMENT"), is by and among CENTURY BUSINESS SERVICES, INC., a Delaware corporation (the "COMPANY"), the Lenders party to the Credit Agreement referred to below (the "LENDERS"), BANK OF AMERICA, N.A. as agent (the "AGENT"), and FLEET NATIONAL BANK, BANK ONE, MICHIGAN, LASALLE BANK NATIONAL ASSOCIATION AND PNC BANK, NATIONAL ASSOCIATION, each as Co-Agent (the "CO-AGENTS").

                                    RECITALS:

         WHEREAS, the Company, Agent, Co-Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 3, 1997, as amended and restated as of August 10, 1998, as amended and restated as of August 24, 1999 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, the Company, Agent, Co-Agents and the Lenders wish to amend the Credit Agreement in certain respects as set forth herein, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

         SECTION 2. AMENDMENTS AND WAIVERS TO CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

         (a) THE DEFINITIONS OF "APPLICABLE MARGIN," "EBIT," "EBITDA," "ELIGIBLE RECEIVABLES," "LEVEL," "LEVEL I," "LEVEL II," "LEVEL III," "LEVEL IV," "LEVEL V," "LEVEL VI" AND "NET INCOME" IN ARTICLE I OF THE CREDIT AGREEMENT ARE HEREBY AMENDED BY DELETING SAID DEFINITIONS IN THEIR ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF IN APPROPRIATE ALPHABETICAL ORDER:

                  "APPLICABLE MARGIN" shall mean on any date the applicable percentage set forth below based upon the Level as shown in the Compliance Certificate then most recently delivered to the Lenders:

                  (a)      for the period on and prior to September 29, 2002:

                   Revolving Loans                       Letters of Credit
                   ---------------                       -----------------
                    Base        Offshore                                                     Commitment
       Level        Rate          Rate           Non-financial          Financial                Fee
       -----        ----       -----------       -------------          ---------               ----
        I          1.375%        2.625%             1.3125%               2.625%                .50%
        II         1.125%        2.375%             1.1875%               2.375%                .45%
        III         .875%        2.125%             1.0625%               2.125%                .40%

and
                  (b)      for the period on and after September 30, 2002:

                   Revolving Loans                       Letters of Credit
                   ---------------                       -----------------
                    Base        Offshore                                                     Commitment
       Level        Rate          Rate           Non-financial          Financial                Fee
       -----        ----       -----------       -------------          ---------               ----
        I          1.500%        2.750%              1.375%               2.750%                .50%
        II         1.250%        2.500%              1.250%               2.500%                .50%

         ; PROVIDED HOWEVER that, (i) for the period from the date of the Sixth Amendment to and including the date of the delivery of the Compliance Certificate for the period ending June 30, 2002, the Applicable Margin shall be deemed to be Level II and (ii) if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to SECTION 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level I. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

                  "EBIT" means, for any period, for the Company and its Subsidiaries (other than Excluded Insurance Subsidiaries) on a consolidated basis, determined in accordance with GAAP, the sum of (a) Net Income (or net loss) for such period (excluding any income (or net loss) as a result of a Specified Asset Sale or a 2001 Specified Asset
         Sale) PLUS (b) all amounts treated as expenses for interest to the extent included in the determination of such Net Income (or loss), PLUS
         (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or loss); PROVIDED, HOWEVER, that Net Income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains (except as otherwise provided in the definition of "NET INCOME"); and PROVIDED FURTHER, that for purposes of determining compliance with SECTION 8.17, EBIT for any periods occurring after January 1, 2000 shall be determined as above, PLUS all amounts treated as expenses for the amortization of intangibles of any kind to the extent included in the determination of Net Income based on a fifteen (15) year amortization schedule.

                  "EBITDA" means, for any period, for the Company and its Subsidiaries (other than Excluded Insurance Subsidiaries) on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or net loss) for such period (excluding any income (or net loss) as a result of a Specified Asset Sale or a 2001 Specified Asset Sale) PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or loss), PLUS
         (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains (except as otherwise provided in the definition of "NET INCOME"); and PROVIDED FURTHER, that for purposes of determining compliance with SECTION 8.17, EBITDA for any periods occurring after January 1, 2000 shall be determined as above, PLUS all amounts treated as expenses for the amortization of intangibles of any kind to the extent included in the determination of Net Income based on a fifteen (15) year amortization schedule.

                  "ELIGIBLE RECEIVABLES" means the total face of the trade receivables less than or equal to 90 days (related to the sale of goods and services other than to affiliates of the Company) of each Tested Person, calculated in accordance with GAAP, consistently applied.

                  "LEVEL" means, and includes, (a) at any time on and prior to September 29, 2002, Level I, Level II and Level III, and (b) at any time on and after September 30, 2002, Level I and Level II, in each case whichever is in effect at the relevant time.

                  "LEVEL I" shall exist at any time the Leverage Ratio is equal to or greater than (a) at any time on and prior to September 29, 2002, 1.50:1.0 and (b) at any time on and after September 30, 2002, 1.0:1.0.

                  "LEVEL II" shall exist at any time the Leverage Ratio is (a) at any time on and prior to September 29, 2002, greater than or equal to 1.0:1.0 but less than 1.50:1.0 and (b) at any time on and after September 30, 2002, less than 1.0:1.0.

                  "LEVEL III" shall exist at any time the Leverage Ratio (a) at any time on and prior to September 29, 2002, is less than 1.00:1.0.

                  "NET INCOME" shall mean for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED, that there shall be excluded (i) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary (or such other date as provided in the relevant acquisition agreement) of the Company or is merged into or consolidated with the Company or any Subsidiary or on which its assets are acquired by the Company or any Subsidiary of the Company, (ii) research and development write-offs relating to an Acquisition permitted by SECTION 8.04(D) to the extent and in the amount approved by the Agent, (iii) the income of any Subsidiary of the Company (including, without limitation, any Insurance Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of, or without any third-party consent required by, its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (iv) any non-cash charges relating to the implementation of FAS 142 by the Company with respect to the amortization of goodwill and other intangible assets attributable to Acquisitions consummated by the Company or any of its Subsidiaries prior to December 31, 2001.

                  "TANGIBLE NET WORTH" means shareholders' equity as determined in accordance with GAAP, excluding (a) the aggregate book loss from all Specified Asset Sales and all 2001 Specified Asset Sales and (b) all intangible assets (as determined in conformity with GAAP), including, without limitation, goodwill, patents, trademarks, copyrights, franchises, licenses and customer lists.

                  (b) ARTICLE I OF THE CREDIT AGREEMENT IS AMENDED BY INSERTING THE FOLLOWING DEFINITIONS IN ALPHABETICAL ORDER:

                  "SIXTH AMENDMENT" means the Sixth Amendment to the Amended and Restated Credit Agreement, dated as of May 10, 2002.

                  (c) ARTICLE II OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING CLAUSE (C) OF SECTION 2.05 AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "(c) On September 30, 2002, the Revolving Loan
                  Commitment shall be reduced to $60,000,000. The Company shall prepay the outstanding principal amount of the Revolving Loans or Swing Line Loans on any date on which the aggregate outstanding principal amount of such Loans together with the Effective Amount of the L/C Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the Revolving Loan Commitment in the amount of such excess, such repayment to be made in a manner pursuant to SECTION 2.07(b).".

                  (d) ARTICLE VIII OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY:

                  (i) DELETING SECTION 8.15 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "8.15 MINIMUM TANGIBLE NET WORTH. The Company shall not permit its consolidated Tangible Net Worth at any time for the period from and including the last day of the fiscal quarter ended on March 31, 2002 and thereafter, to be less than an amount equal to the sum of (w) $125,000,000 PLUS (x) 70% of the Company's positive Net Income, if any, for each such fiscal quarter thereafter PLUS (y) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company after the date of the Sixth Amendment.";

                  (ii) DELETING SECTION 8.16 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "8.16 LEVERAGE RATIO. The Company shall not, as of the last day of each fiscal quarter, permit its Leverage Ratio at such time for the immediately preceding four final quarters (taken as one accounting period) then ending to be greater than 2.00:1.0.";

                  (iii) DELETING SECTION 8.17 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                           "8.17 INTEREST COVERAGE RATIO. The Company shall not, as of the last day of each fiscal quarter, permit its Interest Coverage Ratio at such time for the immediately preceding four fiscal quarters (taken as one accounting period) then ending to be less than the ratio set forth below:

                  Fiscal Quarter Ending                     Ratio
                  ---------------------                     -----

                  March 31, 2002                            3.50:1.0

                  June 30, 2002                             2.50:1.0

                  September 30, 2002 and
                  each fiscal quarter thereafter            3.50:1.0"; and

                           (IV) INSERTING THE FOLLOWING AS NEW SECTION 8.19:

                  (e) "8.19 EBITDA. The Company shall not permit its consolidated EBITDA for the immediately preceding four consecutive fiscal quarters (taken as one accounting period) then ending to be less than the amount set forth below opposite such date:

                  Fiscal Quarter Ending                       Amount
                  ---------------------                       ------

                  March 31, 2002                            $30,000,000

                  June 30, 2002                             $27,000,000

                  September 30, 2002                        $28,000,000

                  Each fiscal quarter ending thereafter     $30,000,000

         (f) EXHIBIT C OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS SET FORTH ON EXHIBIT A HERETO.

         (g) THE UNDERSIGNED LENDERS HEREBY WAIVE ANY DEFAULT OR EVENT OF DEFAULT ARISING OUT OF THE COMPANY'S NON-COMPLIANCE WITH SECTIONS 8.15, 8.16,
8.17 AND 8.19 OF THE CREDIT AGREEMENT FOR THE PERIOD ENDING MARCH 31, 2002.

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date (the "EFFECTIVE DATE") each of the following conditions have been satisfied:

         (a) EXECUTION AND DELIVERY. The Company and the Majority Lenders shall have executed and delivered this Agreement;

         (b) NO DEFAULTS. No Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing;

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

         (d) REDUCTION OF COMMITMENT. The Company shall have delivered a notice to the Agent pursuant to SECTION 2.05 of the Credit Agreement permanently reducing the Revolving Loan Commitment to $75,000,000; and

         (e) AMENDMENT FEE. The receipt by the Agent, for distribution to the relevant Lender, from the Company of an amendment fee payable to each Lender executing this Amendment in an amount equal to .10% of such Lender's Revolving Loan Commitment (after giving effect to the reduction referred to in Section 3(d)).

     SECTION 4. REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and (iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

         (b) The Company represents and warrants that the following statements are true and correct:

             (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date; except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

             (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default.

             (iii) The execution, delivery and performance of this Agreement by the Company do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

             (iv) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

    SECTION 5. REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

         (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver (except as specifically waived above) of any right, power or remedy of the Lenders or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 8. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

                           [signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

                                CENTURY BUSINESS SERVICES, INC.


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                BANK OF AMERICA, N.A., as Agent


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                BANK OF AMERICA, N.A., Individually as a Lender and as the Issuing Bank


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                FLEET NATIONAL BANK, as a Co-Agent and
                                individually as a Lender


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                BANK ONE, MICHIGAN, as a Co-Agent and
                                individually as a Lender


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                LASALLE BANK NATIONAL ASSOCIATION, as a Co-Agent and individually as a Lender


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                PNC BANK, NATIONAL ASSOCIATION, as a Co-Agent and individually as a Lender


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                COMERICA BANK


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                FIFTH THIRD BANK, NORTHEASTERN OHIO


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                HUNTINGTON NATIONAL BANK
                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                FIRSTAR BANK, N.A.


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                FIRSTMERIT BANK, N.A.
                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                FIRST UNION NATIONAL BANK


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                U.S. BANK, N.A.


                                By
                                   ---------------------------------------------
                                   Name:
                                   Title:

                          EXHIBIT A TO SIXTH AMENDMENT
                          ----------------------------

                                    EXHIBIT C
                                    ---------

                               TO CREDIT AGREEMENT
                               -------------------


                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------


Bank of America, N.A.,
as Agent for the Lenders party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697

Attn:

Ladies and Gentlemen:

         This certificate is furnished to you by Century Business Services, Inc. (the "Company"), pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement, dated as of October 3, 1997, as amended and restated as of August 10, 1998 and as amended and restated as of August 24, 1999, among the Company, the financial institutions party thereto (the "Lenders"), and Bank of America, N.A., as agent for such Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), concurrently with the delivery of the financial statements required pursuant to SECTION 7.01 [(a)][(b)] of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

         The undersigned, on behalf of the Company, hereby certifies that:

         (A) no Default or Event of Default has occurred and is continuing, except as described in ATTACHMENT 1 hereto;

         (B) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in [SECTIONS 8.01(i), (j) and
(m), 8.02, 8.05(d), 8.15, 8.16, 8.17, 8.18(1) and 8.19] of the Credit Agreement,
are true and correct as of ________________, ____(2) (the "Computation Date");

         (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, ATTACHMENT 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below; and


----------

(1) Insert Section numbers as appropriate. Section 8.18 is computed on a monthly basis.

(2) The last day of the accounting period for which financial statements are being concurrently delivered.

         (D) during the preceding 12 month period there has been a ___% turnover in Key Management.

         The foregoing certifications, together with the computations set forth in SCHEDULE 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this _____ day of ___________, ____.

                                 CENTURY BUSINESS SERVICES, INC.


                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Its:                                        (3)
                                     -------------------------------------------



----------

(3)    To be executed by a Responsible Officer of  the Company.

                                   SCHEDULE 1

                                  COMPUTATIONS

I.       SECTION 8.01 LIENS

         A.       Clauses (a), (i) and (j)
                  1.       Aggregate amount of Indebtedness permitted to be secured:               $_________(4)
                  2.       Actual amount of Indebtedness secured as of the date of determination:
                           - Attributable to 8.01(a):                                              $_________
                           - Attributable to 8.01(i):                                              $_________
                           - Attributable to 8.01(j):                                              $_________
                                                                                                   $_________

         B.       CLAUSE (m)
                  1.       Aggregate amount of obligations permitted to be secured:
                                                                                                   $1,000,000
                  2.       Actual amount of obligations secured as of the date of determination:   $_________

II.      SECTION 8.02 DISPOSITION OF ASSETS

         A.       Aggregate amount permitted during the immediately preceding twelve month
                  period:                                                                          $_________(5)
         B.       Actual amount during the immediately preceding twelve month period:              $_________
         C.       Aggregate amount permitted from August 24, 1999:                                 $_________(6)
         D.       Actual amount from August 24, 1999:                                              $_________

III.     SECTION 8.05 INDEBTEDNESS

         A.       CLAUSE (d)
                  1.       Aggregate principal amount of Indebtedness permitted:                   $_________

----------

(4) Insert amount equal to 3% of total tangible assets as of the end of the most recent fiscal quarter.
(5) Insert amount equal to 5% of net tangible assets as of the end of the most recent fiscal quarter.
(6)      Insert amount equal to 15% of net tangible assets as of the Closing
         Date.


                  2.       Actual amount of Indebtedness as of the date of determination:
                           - Attributable to 8.01(a):                                              $_________
                           - Attributable to 8.01(i):                                              $_________
                           - Attributable to 8.01(j):                                              $_________
                           - Attributable to Section 8.05(d):                                      $_________
                                                                                                   $_________
IV.      SECTION 8.15 MINIMUM TANGIBLE NET WORTH

         1.       Required Tangible Net Worth:
                  (a)      Base Amount:                                                            $125,000,000
                  (b)      70% of the Company's Positive Net Income for each fiscal quarter        $_________
                           ending after March 31, 2002:
                  (c)      100% of the net cash and non-cash proceeds of any equity securities
                           issued by the Company after March 31, 2002:                             $_________
                  (d)      The sum of (a) PLUS (b) PLUS (c):                                       $_________

                  (e)      Actual Tangible Net Worth:                                              $_________

V.       SECTION 8.16 LEVERAGE RATIO

         Period: Twelve months ended ____________ ___, ______.
         1.       Required:                                                                        ____:1.0
         2.       Actual:                                                                          ______:__
                  (a)      Consolidated Indebtedness as of the end of the period referred to
                           above:                                                                  $_________
                           - Attributable to the fiscal quarter ended:
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________

                  (b)      EBITDA for the period referred to above:                                $_________
                           - Attributable to the fiscal quarter ended:                             $_________
                               - _____________:
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                               - _____________:                                                    $_________
                                                                                                   $_________
                  (c)      Ratio of (a) TO (b):                                                    ______:1.0

VI.      SECTION 8.17 INTEREST COVERAGE RATIO

         Period: Twelve months ended ____________ ___, _____.
         1.       Required:                                                                        ______:1.0

        2.       Actual:
                  (a)      EBITA for the period referred to above:                                 $_________
                           - Attributable to Insurance Subsidiaries                                $_________
                  (b)      Consolidated Interest Expense for the period referred to above:
                                                                                                   $_________
VII.     SECTION 8.18 ELIGIBLE RECEIVABLES RATIO

         Period: Month ended ____________ ___, _____.
         1.       Required:                                                                        ______:1.0
         2.       Actual:
                  (a)      Trade Receivables (less than or equal to 90 days, as provided in the    $_________
                           definition "ELIGIBLE RECEIVABLES"):
                  (b)      Outstanding Principal of Loans:                                         $_________
                  (c)      Ratio of (a) to (b):                                                     ______:1.0

VIII.    SECTION 8.19 MINIMUM EBITDA

         Period:  Fiscal Quarter ended ____________ ___, _____.
         1.       Required Per Credit Agreement:                                                   $_________
         2.       Adjustment attributable to Specified Asset Sales and 2001 Specified Asset        $_________
                  Sales:
         3.       Adjusted Required:                                                               $_________
         4.       Actual:                                                                          $_________



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


                                  ATTACHMENT 1


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

                                  ATTACHMENT 2


           DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF FINANCIAL
              STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH GAAP






























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